UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2020

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware Delaware	1-36756 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC

Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐
Lamar Media Corp.	☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement of New Senior Notes
On May 13, 2020, Lamar Advertising Company (the “Company”) completed an institutional private placement of $400.0 million in aggregate principal amount of 4 7/8% Senior Notes due 2029 (the “Notes”) of Lamar Media Corp., its wholly owned subsidiary (“Lamar Media”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $395 million. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to
non-U.S.
persons in reliance on Regulation S under the Securities Act.
On May 13, 2020, Lamar Media and its subsidiary guarantors entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Notes.
The Notes mature on January 15, 2029, and bear interest at a rate of 4.875% per annum, which is payable semi-annually on March 15 and September 15 of each year, beginning September 15, 2020. Interest will be computed on the basis of a
360-day
year comprised of twelve
30-day
months. The terms of the Indenture limit Lamar Media’s and its restricted subsidiaries’ ability to, among other things, (i) incur additional debt and issue preferred stock; (ii) make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) enter into transactions with affiliates; (v) agree to restrictions on the restricted subsidiaries’ ability to make payments to Lamar Media; (vi) merge, consolidate or sell substantially all of Lamar Media’s or the restricted subsidiaries’ assets; and (vii) sell assets. These covenants are subject to a number of exceptions and qualifications.
Lamar Media may redeem up to 40% of the aggregate principal amount of the Notes, at any time and from time to time, at a price equal to 104.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before May 15, 2023 provided that following the redemption, at least 60% of the Notes that were originally issued remain outstanding and any such redemption occurs within 120 days following the closing of any such public equity offering. At any time prior to January 15, 2024, Lamar Media may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon and a make-whole premium. On or after January 15, 2024, Lamar Media may redeem the Notes, in whole or in part, in cash at redemption prices specified in the Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the repurchase date.
The Indenture provides that each of the following is an event of default (“Event of Default”): (a) default in payment of any principal of, or premium, if any, on the Notes; (b) default for 30 days in payment of any interest on the Notes; (c) default by Lamar Media or any Guarantor (as defined in the Indenture) in the observance or performance of any other covenant in the Notes or the Indenture for 45 days (or, in the case of certain reports that Lamar Media is required to furnish to holders of the Notes pursuant to the Indenture, 120 days) after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (as defined in the Indenture) under which Lamar Media or any Restricted Subsidiary (as defined in the Indenture) of Lamar Media then has outstanding Indebtedness in excess of $100.0 million, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $100.0 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and (f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.
If any Event of Default arising under a clause other than clause (f) above occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the Notes may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable. If an Event of Default arising under clause (f) above occurs, the entire principal amount of all the Notes then outstanding plus accrued interest thereon shall become immediately due and payable without any declaration or other act on the part of the trustee or the holders of the Notes.
On May 13, 2020, in connection with the issuance of the Notes, Lamar Media and its subsidiary guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Wells Fargo Securities, LLC for itself and as representative for the other initial purchasers of the Notes (each individually, an “Initial Purchaser” and collectively, the “Initial Purchasers”). Pursuant to the terms of the Registration Rights Agreement, Lamar Media and its subsidiary guarantors agreed to file and cause to become effective a registration statement covering an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act and to complete the exchange offer on or prior to the date 270 days following May 13, 2020 (the “Target Registration Date”). Under certain circumstances, Lamar Media may be required to provide a shelf registration statement to cover resales of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the Target Registration Date, then the annual interest rate borne by the Notes will be increased by (i) 0.25% per annum for the first
90-day
period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent
90-day
period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest.
The Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees. Certain of the Initial Purchasers or their respective affiliates are lenders and/or agents under Lamar Media’s senior credit facility and receives customary fees and expense reimbursement in connection therewith.

The description above is qualified in its entirety by the Indenture (including the Form of Note and Guarantee) and Registration Rights Agreement filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form
8-K
and incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of May 13, 2020, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note and Guarantee as Exhibit A thereto).

10.1	Registration Rights Agreement, dated as of May 13, 2020, among Lamar Media, the Guarantors named therein and Wells Fargo Securities, LLC, as representative for the Initial Purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 19, 2020	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer

Date: May 19, 2020	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer